UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2012

EAST COAST DIVERSIFIED CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-50356	55-0840109
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Franklin Court, Suite H

Marietta, Georgia 30067

(Address of principal executive offices / Zip Code)

(770) 953-4184

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On April 20, 2012, East Coast Diversified Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Ironridge Technology Co., a division of Ironridge Global IV, Ltd. (the “Purchaser”), providing for the issuance and sale by the Company to the Purchaser of an aggregate of 1,500 shares of the Company’s Series B Preferred Stock (the “Preferred Shares”) in fifteen (15) equal tranches of 100 Preferred Shares each, at a price of $1,000 per Preferred Share. Pursuant to the Certificate of Designation to create the Series B Preferred Shares, each Preferred Share may be converted at any time at the option of the Purchaser into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”) at a conversion price of $.01 per share, subject to certain adjustments (the “Conversion Price”).

Upon closing (the “Closing”), the Purchaser will deliver to the Company $100,001.40 in cash, of which $100,000 will be allocated to an initial purchase of 100 Preferred Shares, and $0.10 will be allocated to each of fourteen remaining tranches of 100 Preferred Shares. Also at Closing: (a) the Purchaser will deliver to the Company fourteen (14) executed promissory notes for the principal amount of $99,999.90 each (individually a “Promissory Note” and collectively the “Promissory Notes”), each Promissory Note representing a separate payment for the remaining purchase price for the fourteen (14) tranches of 100 Preferred Shares and (b) the Company will deliver fifteen (15) stock certificates to the Purchaser representing 100 Preferred Shares each. Each Promissory Note will bear interest at a rate of 1.0% per annum and the Promissory Notes will mature one, through fourteen, months respectively after the Closing unless: (a) both (i) a registration statement filed by the Company with the Securities and Exchange Commission covering all shares of the Company’s Common Stock, potentially issuable upon conversion of the Preferred Shares, is not current and effective; and (ii) all shares of Common Stock potentially issuable upon conversion of the Preferred Shares are not eligible for unrestricted resale pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended; (b) either (i) Company does not have at least two billion shares of Common Stock authorized; or (ii) sufficient shares of Common Stock are not available for conversion of the Preferred Shares; (c) either (i) the Company is not a Depository Trust Company (“DTC”) authorized deposit/withdrawal at custodian (“DWAC”), fast automated securities transfer program (“FAST”) and Direct Registration System (“DRS”) participant, or (ii) all shares of Common Stock potentially issuable upon conversion of the Preferred Shares cannot or will not for any reason be issued to the Purchaser in electronic form; (d) all prior shares of the Company have not been timely delivered, or an uncured breach or event of default exists under any agreement entered into with the Purchaser or any affiliate of the Purchaser; or (e) at least $800,000.00 in aggregate trading volume has not traded on the principal trading exchange or market for the Common Stock since the date of cash payment in full by the Purchaser, including payment in full of any Promissory Note, for the prior tranche of 100 Preferred Shares from the Company.

2

Pursuant to the Certificate of Designation to create the Series B Preferred Shares (the “Certificate of Designation”), a form of which is attached to the Stock Purchase Agreement, the Company may redeem the Preferred Shares on or after the tenth anniversary date of the date the Preferred Shares are issued at a price of $1,000 per Preferred Shares plus accrued but unpaid dividends, or prior to the tenth anniversary date, at a price per Preferred Share equal to the sum of the following: (a) $1,000 per Preferred Share plus any accrued but unpaid dividends, plus (b) the total cumulative amount of dividends that otherwise would have been payable through the tenth anniversary of the date of issuance (excluding any accrued but unpaid dividends), less (c) any dividends that have been paid (the “Early Redemption Price”). If the Company determines to liquidate, dissolve or wind-up its business and affairs, or otherwise liquidate as described in the Certificate of Designation for the Preferred Shares, the Corporation must redeem the Preferred Shares at the applicable Early Redemption Price.

The Preferred Shares may be converted at any time at the option of the Purchaser into a number of Conversion Shares equal to the Early Redemption Price multiplied by (b) the number of Preferred Shares subject to conversion divided by (c) Conversion Price.

If the closing price of the Common Stock exceeds 300% of the Conversion Price for any 20 consecutive trading days, upon a conversion notice issued by the Company, the Company is required to issue to the Purchaser a number of Conversion Shares equal to: (a) the Early Redemption Price multiplied by (b) the number of such Preferred Shares subject to the Company’s conversion notice divided by (c) the Conversion Price with respect to the Preferred Shares.

In connection with the Closing, on April 20, 2012 the Company entered into a Registration Rights Agreement with the Purchaser (the “Registration Rights Agreement”), pursuant to which the Company will file a registration statement related to the Stock Purchase Agreement with the Securities and Exchange Commission covering the resale of the Common Stock that will be issued to the Purchaser upon conversion of the Preferred Shares.

The foregoing summaries of the material terms of the Stock Purchase Agreement (including the Certificate of Designation relating to the Preferred Shares attached thereto as an exhibit) and Registration Rights Agreement do not purport to be complete and are qualified by reference to the text of such documents, which are filed as Exhibits 10.1 and 10.2 of this Current Report on Form 8-K and are hereby incorporated by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On April 20, 2012, the Company issued forty-nine million seven hundred thousand (49,700,000) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) to Ironridge Global IV, Ltd. (“Ironridge”) in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof.

3

The shares issued to Ironridge were issued pursuant to a Stipulation for Settlement of Claims (the “Stipulation”) filed by the Company and Ironridge in the Superior Court for the State of California, County of Los Angeles (Case No. BC481395) on April 20, 2012 in settlement of claims purchased by Ironridge from certain creditors of the Company in the aggregate amount equal to $1,079,990.98 (the “Claim Amount”), plus attorneys fees and costs. Pursuant to the Stipulation, the Company was required to issue and deliver 49,700,000 shares of Common Stock (the “Initial Issuance”). Ironridge will ultimately be entitled to retain a number of shares of Common Stock (the “Final Amount”) that is equal to: (a) the sum of $1,068,344.86 plus a transaction fee of $40,000 and reasonable attorneys fees, (b) divided by sixty-five percent (65%) of the volume weighted average price (“VWAP”) of the Common Stock as reported by Bloomberg Professional service of Bloomberg LP over a period of time beginning on the date on which Ironridge receives the Initial Issuance and ending on the date on which the aggregate trading volume of the Company’s Common Stock exceeds $5,000,000 (such period being the “Calculation Period”), not to exceed the arithmetic average of the individual daily VWAPs of any five trading days during the Calculation Period. For every 20 million shares that trade during the Calculation Period, or if any time during the Calculation Period a daily VWAP is below 80% of the closing price of the Company’s Common Stock on the day before the date of the Initial Issuance, Ironridge has the right to cause the Company to immediately issue to Ironridge additional shares of Common Stock (each, an “Additional Issuance”) (provided, however, that at no time may Ironridge and its affiliates collectively own more than 9.99% of the total number of shares of Common Stock outstanding). At the end of the Calculation Period, (a) if the sum of the Initial Issuance and any Additional Issuance is less than the Final Amount, the Company shall immediately issue additional shares to Ironridge so that the total issuance is equal to the Final Amount and (b) if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, Ironridge will return any remaining shares to the Company for cancellation.

Additionally, Item 1.01 above is incorporated herein by reference for a discussion of the Stock Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement, dated April 20, 2012, by and between East Coast Diversified Corporation and Ironridge Technology Co., a division of Ironridge Global IV, Ltd.
10.2	Registration Rights Agreement, dated April 20, 2012, by and between by and between East Coast Diversified Corporation and Ironridge Technology Co., a division of Ironridge Global IV, Ltd.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2012	EAST COAST DIVERSIFIED CORPORATION

	By:	/s/ Kayode Aladesuyi
Kayode Aladesuyi, Chief Executive Officer

5

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement, dated April 20, 2012, by and between by and between East Coast Diversified Corporation and Ironridge Technology Co., a division of Ironridge Global IV, Ltd.
10.2	Registration Rights Agreement, dated April 20, 2012, by and between by and between East Coast Diversified Corporation and Ironridge Technology Co., a division of Ironridge Global IV, Ltd.

6